Exhibit 10.1.3



     STOCKHOLDERS AGREEMENT


     among


     BREED TECHNOLOGIES, INC.


     and


     CERTAIN OF ITS STOCKHOLDERS


     dated as of October 30, 1997












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     STOCKHOLDERS AGREEMENT

     TABLE OF CONTENTS

ARTICLE 1.

Definitions

Section 1.1.  Defined Terms  1

ARTICLE 2.

Board of Directors; Management

Section 2.1.               Composition of Board..............................  5
Section 2.2.               Frequency of Meetings; Quorum...................... 5
Section 2.3.               Audit Committee.................................... 5
Section 2.4.               Notice of Board Meetings; Attendance Right......... 5
Section 2.5.               Actions by the Board..............................  6
Section 2.6.               Special Consent Rights............................. 6
Section 2.7.               Litigation......................................... 6
Section 2.8.               Stockholders' Authorization........................ 6
Section 2.9.               Confidentiality...................................  7
Section 3.1.               Legend............................................. 7
Section 3.2.               Right of First Refusal on Transfers by Breed Holders
                              or Siemens Holders.............................  9
Section 3.3.               Right of First Refusal on Sales by the Company.... 10
Section 3.4.               Tag-Along Right................................... 11
Section 3.5.               Standstill........................................ 12
Section 3.6.               Waiver of Dividend................................ 12

ARTICLE 4.
Miscellaneous

Section 4.1.               Breed Holders' Stock Ownership.................... 13
Section 4.2.               Amendment and Modification........................ 13
Section 4.3.               Survival of Representations and Warranties........ 13
Section 4.4.               Successors and Assigns; Entire Agreement.......... 13
Section 4.5.               Separability...................................... 14
Section 4.6.               Notices........................................... 14
Section 4.7.               Governing Law..................................... 15
Section 4.8.               Headings and Counterparts......................... 15
Section 4.9.               Further Assurances; Assignment.................... 15
Section 4.10.              Termination....................................... 15
Section 4.11.              Remedies.......................................... 15
Section 4.12.              Pronouns.......................................... 16
Section 4.13.              Release of Siemens................................ 16
Section 4.14.              Consent to Jurisdiction........................... 16
Section 4.15.              Waiver of Jury Trial; Trial Costs................. 16
SCHEDULES



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Schedule A.                Breed Holders
Schedule 3.3.              Proposed Issuances
Schedule 4.1.              Nationsbank Arrangements

STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of October 30, 1997, is made by and among Breed Technologies, Inc., a Delaware corporation (the "Company"); Allen K. Breed, Johnnie Cordell Breed, A. Breed, L.P., a Texas limited partnership and J. Breed, L.P., a Texas limited partnership (individually, a "Breed Holder" and collectively, the "Breed Holders"); and Siemens Aktiengesellschaft, a company organized under the laws of the Federal Republic of Germany ("Siemens").

     WHEREAS, pursuant to a Stock Purchase Agreement, dated as of October 14, 1997, by and between the Company and Siemens (the "Stock Purchase Agreement"), at a closing held on the date of this Agreement, Siemens purchased 4,883,227 shares (the "Series A Preference Shares"), each representing one one-thousandth (1/1,000) of a share of the Company's 1997 Series A Non-Voting Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), which are convertible at any time after issuance, at the option of the holder, into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

     WHEREAS, the Breed Holders, Siemens and the Company desire to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the shares of the Series A Preference Shares and the Common Stock held by them, now or in the future;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     ARTICLE 1

     Definitions

     Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "Beneficially Own" shall mean, with respect to any security, having or sharing the power to direct or control the voting or disposition of such security.

     "Beneficial Owner" shall mean, with respect to any security, a Person who Beneficially Owns such security, and "Beneficial Ownership" has a corresponding meaning.

     "Board" shall mean the Company's board of directors as duly constituted from time to time.

     "Business Day" shall mean a day other than a Saturday, Sunday or day on which commercial banks in New York City are permitted or required by law to be closed for the conduct of regular banking business.

     "By-Laws" shall mean the bylaws of the Company, as in effect as of the date of this Agreement and as subsequently amended in accordance with the provisions of this Agreement.



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     "Charter" shall mean the Certificate of Incorporation of the Company, as in effect as of the date of this Agreement and as subsequently amended in accordance with the provisions of this Agreement.

     "Controlled Subsidiary" shall mean, as to any Person, any other Person of which the first Person Beneficially Owns (directly or indirectly) securities entitling the holder to cast 50% or more of the votes in the election or removal of directors (or persons holding similar positions) of the second Person.

     "Corporate Affiliate" shall mean, as to any Person, any other Person (other than a natural person) (i) that directly or indirectly Beneficially Owns all or substantially all of the common equity of the first Person (any such Person, a "Parent"), or (ii) of which all or substantially all of the common equity is directly or indirectly Beneficially Owned by the first Person or by a Parent of the first Person.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exempt Transfer" shall mean any direct or indirect Transfer of Beneficial Ownership of Common Stock made:

     (i) in any transaction  that has been approved by the  affirmative  vote of
(a) directors constituting a majority of the Board and (b) the Siemens Director;

     (ii) to any Corporate Affiliate of the transferor (or to any Corporate Affiliate of any other Person to whom an Exempt Transfer would be otherwise permitted hereunder); provided, that if on a later date such Corporate Affiliate ceases to be such a Corporate Affiliate of the transferor (or of another Person to whom an Exempt Transfer would otherwise be permitted hereunder), a Transfer (which shall not constitute an Exempt Transfer) of the amount of Common Stock originally transferred to such transferee Person shall be deemed to have occurred on such later date;

     (iii) to a Person that is a Stockholder immediately prior to the Transfer;

     (iv) by Transfer of shares of common stock of Siemens or any direct or indirect parent company of Siemens; or

     (v) pursuant to the Make-Whole Agreement.

     "GAAP" shall mean U.S. generally accepted accounting principles.

     "Incentive Arrangement" shall mean any plan, arrangement, agreement or program with or for the benefit of any one or more natural persons who are or are to become employees of the Company or any of its subsidiaries and that is intended to induce one or more such persons to enter into or remain in the employment of the Company or any of its subsidiaries or to incentives or reward any such person, including without limitation stock options, stock grants and restricted stock plans.

     "Joint Venture" shall mean the joint venture relationship to be established pursuant to the Memorandum of Understanding.

     "Joint Venture Documents" shall mean the agreement (or series of related agreements) contemplated by the Memorandum of Understanding.

     "Make-Whole Agreement" shall mean the Make-Whole Agreement, dated the same date as this Agreement, by and between the Company and Siemens.




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     "Memorandum of  Understanding"  shall mean the memorandum of  understanding between the Company and Siemens, dated October 14, 1997, with respect to a joint venture between the parties or their affiliates.

     "Person" shall mean any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

     "Registration   Rights  Agreement"  shall  mean  the  Registration   Rights
Agreement, dated the same date as this Agreement, by and between the Company and Siemens.

     "Relevant Date" shall mean, as to any transaction or agreement or series of related transactions or agreements, the date the transaction or agreement or series of related transactions or agreements is approved by the Board or, if the transaction or agreement or series of related transactions or agreements is not presented to the Board for approval, the date on which the Company first becomes contractually bound to proceed with the transaction or agreement or series of related transactions or agreements.

     "Securities  Act"  shall  mean  the  Securities  Act of 1933,  as  amended.

"Siemens Holder" shall mean, as of any date, Siemens and any Corporate Affiliate of Siemens that owns Common Stock on that date.

     "Stockholder" shall mean any Person who or which is a Siemens Holder or a Breed Holder.

     "Transfer" shall mean any sale, assignment or other outright transfer of Beneficial Ownership of any securities (including through a direct or indirect holding company) and any pledge, hypothecation or similar deposit. "Transferred" shall have a correlative meaning.

     In addition, the following terms are defined elsewhere in the Agreement:

         "Agreement"................................................... Preamble
         "Breed Holder"................................................ Preamble
         "Common Stock"................................................ Recitals
         "Company"..................................................... Preamble
         "Confidential Information"............................   Section 2.9(a)
         "First Offer Price"...................................   Section 3.2(a)
         "Issuance"............................................   Section 3.3(a)
         "Maximum Purchase"....................................   Section 3.4(c)
         "Offered Securities"..................................   Section 3.2(a)
         "Offering Stockholder"................................   Section 3.2(a)
         "Participating Stockholder"...........................   Section 3.4(b)
         "Participation Notice"................................   Section 3.4(b)
         "Pre-emption Notice"..................................   Section 3.3(a)
         "Pre-emption Option"..................................   Section 3.3(b)
         "Preferred Stock"............................................. Recitals
         "Proposed Sale Amounts"...............................   Section 3.4(c)
         "Purchaser"...........................................   Section 3.2(a)
         "Series A Election Right".............................   Section 2.1(a)
         "Series A Preference Shares".................................. Recitals
         "Siemens...................................................... Preamble
         "Siemens Director"....................................   Section 2.1(a)
         "Special Consent Rights"..............................   Section 2.6
         "Stock Purchase Agreement".................................... Recitals



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         "Tag-Along Notice"....................................   Section 3.4(b)
         "Tag-Along Right".....................................   Section 3.4(a)
         "Transfer Notice".....................................   Section 3.2(a)


     ARTICLE 2.

     Board of Directors; Management

     Section 2.1. Composition of Board.

     (a) The holders of the Series A Preference Shares have the right, pursuant to the Certificate of Designations with respect thereto, to elect one director to the Board following the occurrence of certain events (the "Series A Election Right"). At any time the Series A Election Right is not currently exercisable, the Stockholders will vote their shares of Common Stock and take such other corporate action in their respective capacities as stockholders as is necessary and appropriate such that, effective as of the date of this Agreement and thereafter so long as this Agreement remains in effect, the Board will consist of not more than eleven persons, of whom one will be designated by the Siemens Holders. Any director designated by the Siemens Holders pursuant to this Article 2 or elected pursuant to the Series A Election Right is hereinafter referred to as a "Siemens Director."

     (b) The Stockholders shall vote their shares and take such other corporate action as is necessary and appropriate to ensure that, subject to the provisions of the Certificate of Designations with respect to the Series A Preference Shares, (i) the Siemens Holders shall be able to remove any Siemens Director and, in the event of any such removal or of the death, incapacity or resignation of a Siemens Director, shall have the right to appoint a replacement for that director; (ii) a Siemens Director may be removed (other than for willful misconduct) only with the consent of the Siemens Holders; and (iii) the Siemens Holders shall be exclusively entitled to nominate all successors to Siemens Director.

     Section 2.2. Frequency of Meetings; Quorum. The Board shall meet at least once each quarter. A quorum for a Board meeting shall be a majority of the Directors, present in person, by telephone or video conference.

     Section 2.3. Audit Committee. So long as Section 2.1 remains in effect, the Stockholders shall take such action as may be necessary and appropriate to cause their respective Board representatives to appoint and maintain in effect an audit committee of the Board, of which the Siemens Director shall be a member. Through the audit committee, representatives of Siemens will be permitted to consult with appropriate personnel of the Company and with representatives of the Company's independent auditor regarding the scope of the annual audit and the terms of the auditors' engagement.

     Section 2.4. Notice of Board Meetings; Attendance Right.

     (a) Written notice of Board meetings must be given to all directors at least two Business Days prior to each meeting, specifying in reasonable detail the business to be conducted. Notice may be given by telecopier, messenger, registered mail or overnight courier service and will be deemed given when received.

     (b) The Siemens Director shall have the right, with respect to any Board meeting solely that such Director does not attend, to designate a representative to attend the Board meeting in the capacity of an observer only.

     Section 2.5. Actions by the Board. Except as otherwise provided in this Agreement, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, or the unanimous written consent, shall be required on all actions required to be taken by the Board.



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     Section 2.6.  Special  Consent  Rights.  Notwithstanding  the provisions of
Section 2.5, the affirmative vote of the Siemens Director shall be necessary to effect any of the following actions by the Company or any of its Controlled
Subsidiaries:

     (a) the conduct or operation (other than (i) through the Joint Venture, (ii) through Hamlin Incorporated or VTI Hamlin OY, except with respect to the design, manufacture and marketing of full electronic crash sensors and (iii) through Artistic Analytical Methods, Inc. in the conduct of its existing business) of any business comprising in whole or in part the development, selling, design, manufacturing or marketing of electronic components in the field of automotive safety restraint systems.

     (b) discontinuation of any material line of business in which the Company is engaged at the date of this Agreement and which is material to the operations of the Joint Venture; and

     (c) use of the Siemens and any other trade names, marks or other similar intellectual property rights of Siemens, except only to the extent specifically permitted in the Joint Venture Documents.

     The parties acknowledge and agree that the provisions of Section 2.6 shall not impose any restrictions of any kind or nature on the business and activities of any stockholder of the Company, including any future parent corporation of the Company, except only for any such business or activity conducted through the Company or its Controlled Subsidiaries.

     Section 2.7. Litigation. Siemens shall be consulted about any material products liability litigation or regulatory proceeding involving the Company in which Siemens is not a named party. The Company shall provide prompt notice to Siemens regarding all such matters.

     Section 2.8. Stockholders' Authorization. The Company, the Siemens Holders and the Breed Holders will take all actions legally permitted or required to be taken by them (including without limitation amending the Charter) to ensure that the Company shall at all times have available for issuance the number of shares of Common Stock that may be issuable by the Company under the Make-Whole Agreement. The Breed Holders will vote their shares of Common Stock in favor of any proposal presented to the Company's stockholders for approval, pursuant to the requirements of Delaware Law or the New York Stock Exchange, of any aspect of the transactions contemplated by this Agreement.

     Section 2.9. Confidentiality.

     (a) Each Siemens Holder agrees that it will not, except to the extent required by law or legal process, and it will cause each of its Affiliates (regardless of whether such Person is an Affiliate on the date hereof) not to, use or disclose or reveal to any person not authorized to receive the same by the Company any trade secret or other confidential or proprietary information of the Company, including, without limitation, any employee salaries, sales figures, business terms of material contracts, business opportunities, customer lists, cost of product lists or distributor lists (collectively, the "Confidential Information"); provided, however, that information shall only be deemed to be Confidential Information if it is disclosed by Breed only to the designee (or observer) of Siemens to the Board of Directors of Breed as a result of such person's position on or with respect to the Board of Directors; and provided, further, that the parties hereto acknowledge and agree that if established by clear and convincing evidence the following shall not be deemed Confidential Information: (i) Confidential Information which is now in or hereafter enters the public domain without a breach of this Agreement by Siemens; (ii) Confidential Information known to Siemens prior to the time of disclosure by the Breed or independently developed by Siemens personnel who do not have access to the Confidential Information; or (iii) Confidential Information disclosed in good faith to Siemens by a third person legally entitled to disclose the same to Siemens.

     (b) The foregoing shall not prohibit or restrict (i) disclosures to directors, officers or employees of Siemens



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     or its Affiliates  provided they are advised of the confidential  nature of such information and are under obligations to protect such information; or (ii) use or disclosure of such Information by Siemens or its Affiliates in enforcing or exercising Siemens' rights under this Agreement, the Stockholders Agreement, the Registration Rights Agreement, and the Make-Whole Agreement or with respect to the Joint Venture.

     (c) Siemens agrees that in the event of the breach of this Section 2.9 by it, Breed would be irreparably injured and be without an adequate remedy at law. In the event of such a breach, or threatened or attempted breach of any of the provisions hereof, Breed shall be entitled to, in addition to any other remedies which are made available to it at law or in equity, a temporary and/or permanent injunction and a decree for the specific performance of the terms of this
Section 2.9 without being required to furnish a bond or other security. The obligations under this Section 2.9 shall survive any termination or expiration of this Agreement.


     ARTICLE 3

     Liquidity; Transfer Restrictions

     Section 3.1. Legend.

     (a) Each certificate representing any of the shares of Common Stock held by a party to this Agreement (other than the Company) shall bear the following legend in addition to any other legend required under applicable law:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE TRANSFERRED WITHOUT
REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES ARE SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

     (b) Prior to any proposed Transfer of any Common Stock by a Person subject to the restrictions contained in this Article 3, the holder thereof (i) shall give written notice to the Company and the other Stockholders describing the manner and circumstances of the proposed Transfer, (ii) unless otherwise agreed by the Company, shall deliver a written opinion of legal counsel, addressed to the Company and the transfer agent, if other than the Company, and in form and substance satisfactory to the Company and the transfer agent, if other than the Company, to the effect that the proposed Transfer of the shares of Common Stock may be effected without registration under the Securities Act and applicable state securities laws and (iii) shall furnish the Company with such evidence as the Company reasonably may request that the proposed Transfer will comply with all applicable requirements of this Article 3. Each certificate evidencing the shares of Common Stock transferred shall bear the legend set forth in Section 3.1(a), except that such certificate shall not bear the first paragraph of such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

     (c) A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on Transfer of the Securities referred to in this Agreement.




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     (d) It shall be a condition  precedent  to any Transfer of shares of Common
Stock (including an Exempt Transfer) made while this Agreement is in effect by a Person party to or otherwise bound by this Agreement to any Person who is not a party to this Agreement that such Person agree in writing to be bound by the obligations of such Person's transferor under this Agreement. If the transferee acquires its shares pursuant to an Exempt Transfer and acquires all the shares Beneficially Owned by the transferor, upon execution and delivery of that agreement the transferee will succeed to the rights of the transferor under this Agreement and, in the case of a Transfer by Siemens, the transferee's rights will apply to all shares of Common Stock held by Siemens Holders.

     Section 3.2. Right of First Refusal on Transfers by Breed Holders or Siemens Holders.

     (a) If at any time prior to the third anniversary of the date of this Agreement (i) any one or more Breed Holders, acting individually or as a group or (ii) any one or more Siemens Holders, acting individually or as a group (any such Person or Persons described in the preceding clauses (i) and (ii) are hereinafter referred to as an "Offering Stockholder"), shall desire directly or indirectly to Transfer any of the shares of Common Stock owned by the Offering Stockholder other than in an Exempt Transfer, such Offering Stockholder shall first give written notice thereof (the "Transfer Notice") to (x) the Siemens Holders (if the Offering Stockholder is one or more Breed Holders) or (y) the Breed Holders and the Company (if the Offering Stockholder is one or more Siemens Holders) (any such recipient of a Transfer Notice, a "Purchaser"), which Transfer Notice shall state the Offering Stockholder's desire to make a Transfer, the number of shares of Common Stock proposed to be Transferred (the "Offered Securities"), and the price, which shall be all cash and payable in full at the closing of the sale (the "First Offer Price"), which the Offering Stockholder proposes to be paid for the Offered Securities.

     (b) Upon receipt of the Transfer Notice, the Purchaser shall have the irrevocable and exclusive option to purchase all, but not less than all, of the Offered Securities at the First Offer Price. The Purchaser's option under this Section shall be exercisable by giving a written notice of exercise (i), if the proposed sale is to be pursuant to Rule 144 under the Securities Act, 10 Business Days after the Transfer Notice is received or (ii), if the proposed sale is not to be pursuant to Rule 144 under the Securities Act, within 30 days after the Transfer Notice is received.

     (c) If the Purchaser does not exercise its option to purchase the Offered Securities at the First Offer Price after receipt of a Transfer Notice given pursuant to this Section, then the Offering Stockholder who has duly given such Transfer Notice shall be entitled, for a period of 180 days beginning on the earlier of (i) the third day after the last date for the giving of a written notice of exercise by the Purchaser pursuant to paragraph (b) of this Section or
(ii) the date the Offering Stockholder shall have received written notice from the Purchaser stating that the Purchaser does not intend to exercise the options granted under this Section, to enter into definitive agreements to sell all (but not less than all) of the Offered Securities, at an all cash price equal to or greater than (x) the First Offer Price or (y) if the sale is pursuant to a registered public offering, 90% of the First Offer Price; subject, however, to the provisions of Section 3.3.

     (d) If the Purchaser does not exercise its (or their) option to purchase all of the Offered Securities at the First Offer Price and the Offering Stockholder desiring to Transfer shall not have entered into a definitive agreement to Transfer all of the Offered Securities before the expiration of the 180-day period described in paragraph (c) of this Section, then no Transfer subject to this Section (including Transfers of any securities that were previously deemed Offered Securities) by such Offering Stockholder thereafter shall be consummated unless all of the provisions of this Section 3.2 are again complied with.

     (e) If the Purchaser exercises its or their option to purchase all of the Offered Securities at the First Offer Price, the Offering Stockholder shall convey good and valid title to those shares to the Purchaser, free and clear of all liens, encumbrances, security interests, restrictions and adverse claims whatsoever (other than restrictions imposed pursuant to this Agreement), at a time and place specified by the Purchaser in its exercise notice, not later than 30 days after the date of the exercise notice, by delivering to the Purchaser against payment therefor certificates for those shares, duly endorsed in blank or with stock powers attached. If the Offering Stockholder is one or more Siemens Holders and the Company exercises its option to purchase pursuant to Section 3.2, the Company shall purchase all the Offered Securities regardless of whether any Breed Holder also elects to exercise. If more than one stockholder exercises its option pursuant to Section 3.2, subject to the preceding sentence each such stockholder shall purchase a number of Offered Securities equal to the total of the Offered Securities multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned of record by that stockholder and the denominator of which is the number of shares of Common Stock owned of record by all stockholders who exercised options. If the Purchaser is one or more Siemens Holders, the closing of the purchase shall be delayed until all governmental permits, approvals, notices and waiting periods (including without limitation those required pursuant to applicable antitrust or competition laws) have been obtained or given or have expired. Each of the Company, the Siemens Holders and the Breed Holders shall cooperate, in complying with, and promptly take all actions required pursuant to, such requirements.

     Section 3.3. Right of First Refusal on Sales by the Company.

     (a) If the Company shall at any time desire to issue and sell, or to sell from treasury (any such sale or issuance and sale being hereafter refined to as an "Issuance"), at any time prior to the fifth anniversary of the date of this Agreement, shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, other than an Issuance pursuant to (x) a merger, consolidation, acquisition or business consolidation of or with any other Person; (y) an Incentive Arrangement; or (z) any proposed Issuance set forth or described on Schedule 3.3 hereto, the Company shall first give written notice thereof (the "Pre-emption Notice") to Siemens as early as reasonably practicable prior to the proposed Issuance, which Pre-emption Notice shall state the Company's desire to effect an Issuance, the number and type of securities proposed to be sold in the Issuance and the price at which the Company proposes to effect the Issuance.

     (b) Upon receipt of the Pre-emption Notice, Siemens shall have the irrevocable and exclusive option for a period of 45 days, exercisable in whole but not in part (the "Pre-emption Option"), to purchase the number of shares of Common Stock specified in the Pre-emption Notice.

     (c) If Siemens does not exercise its Pre-emption Option within the time period specified in the preceding paragraph, the Company shall be entitled, for a period of 270 days beginning on the last day of that period, to effect the Issuance described in the Pre-emption Notice, at a price per share not less than the price specified in the Pre-emption Notice (or, in the case of an Issuance proposed to be effected through a firm commitment underwriting pursuant to an effective registration statement under the Securities Act, less than 90% of that price). If the Issuance is not completed during that period, no such Issuance may be effected unless all of the provisions of this Section 3.3 are again complied with.

     (d) If Siemens exercises its Pre-emption Option, the purchase and sale of shares shall be completed at a closing held (x) on the same date as the balance of the Issuance or (y) if the Pre-emption Option is in respect of the entire Issuance, at a time and place specified by the Company by written notice given at least ten days in advance, which shall be not more than 45 days after the date of Siemens' notice of exercise. At the closing, the Company shall deliver to Siemens, against payment of the purchase price, certificates for the shares being purchased, conveying good and valid title to those shares, free and clear of all liens, encumbrances, security interests, restrictions and adverse claims whatsoever (other than restrictions imposed pursuant to this Agreement).

     Section 3.4. Tag-Along Right.

     (a) Except in the case of an Exempt Transfer, if any of the Breed Holders, acting individually or as a group, elect to Transfer a number of shares of Common Stock that carries voting power in excess of the voting power carried by the shares of Capital Stock then Beneficially Owned by the Siemens Holders, each Siemens Holder shall have the right (a "Tag-Along Right") to participate in such transaction by including in such sale up to 100% of such Siemens Holder's shares of Stock and the Breed Holders electing to Transfer shares shall comply with the requirements of this Section 3.4.

     (b) In addition to complying with the requirements of Section 3.2, the Breed Holders must deliver to all Siemens Holders a written notice (a "Tag-Along Notice") of their intention to sell shares in a transaction subject to a Tag-Along Right at least 45 days prior to effecting any such sale transaction. The Tag-Along Notice shall set forth in reasonable detail the specifics of the proposed sale transaction. Any Siemens Holder desiring to participate in such a sale (a "Participating Stockholder") must deliver to the Breed Holders, within 30 days of receiving the Tag-Along Notice, written notice (a "Participation Notice") of such holder's desire to participate in the Breed Holders' sale transaction. The Participation Notice shall specify the number of shares such Siemens Holder wishes to have included in that sale transaction.

     (c) If the maximum number of shares that the transferee is willing acquire on the terms specified in the Tag- Along Notice (the "Maximum Purchase") is less than the aggregate of (i) the number of shares to be transferred by the Breed Holders as described in the Tag-Along Notice plus (ii) the number of shares that the Siemens Holders wish to include in the transaction, as described in their respective Participation Notices, the number of shares to be sold by each of the selling Breed Holders and each Siemens Holder that duly exercised its Tag-Along Right shall be reduced from the numbers each of them wishes to sell, as specified in the respective Tag-Along Notices and Participation Notices (the "Proposed Sale Amounts"), to an aggregate amount equal to the Maximum Purchase, by reducing each Proposed Sale Amount to an amount equal to the product of (x) such Proposed Sale Amount and (y) a fraction, the numerator of which is the Maximum Purchase and the denominator of which is the aggregate of all Proposed Sale Amounts. (d) The Breed Holders shall provide each Participating Stockholder with such information and instructions as shall be necessary to enable the Participating Stockholder to participate in the sale transaction on the same terms as the Breed Holders, and each Participating Stockholder shall cooperate in such transaction by providing the Breed Holders all materials, such as executed purchase and sale agreements and stock transfer documentation, as the Breed Holders reasonably shall require.

     (e) The Breed Holders shall take all reasonable steps necessary to ensure that the purchaser is required to deliver any consideration due to any Participating Stockholder on the same date as such consideration is required to be delivered to the Breed Holders.

     Section 3.5. Standstill.

     (a) Each Siemens Holder hereby agrees that, until the third anniversary of the date of this Agreement, without the prior consent of the Board, and except as set forth in Section 3.5(b), neither it nor any of its Affiliates (regardless or whether such person or entity is an Affiliate on the date hereof) will acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any Common Stock or direct or indirect rights or options to acquire any Common Stock.

     (b) The provisions of Section 3.5(a) shall not apply to  acquisitions  made
(i) at any time (x) after a Person not affiliated with Siemens or a Breed Holder has made a public announcement of an intent to seek to acquire, by a tender or exchange offer, merger or other means, Beneficial Ownership of a number of shares of Common Stock that, together with any Common Stock already Beneficially Owned by such Person, would equal or exceed 50% of the shares of Common Stock then outstanding and (y) prior to the time such Person has made a public announcement of the cancellation of that intent; (ii) at any time that any Person or group of Persons (determined in accordance with Section 13(d)(3) of the Exchange Act), other than the Breed Holders, is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding; or (iii) pursuant to
Article 3.

     Section 3.6. Waiver of Dividend. Notwithstanding anything to the contrary contained in the Certificate of Designations with respect to the Series A Preference Shares, the Siemens Holders, for themselves and their successors in interest, hereby irrevocably waive any right to receive dividends (i) at any time pursuant to Section 2(a) of such Certificate of Designations, if and to the extent that, on or prior to December 15, 1997, Siemens and the Company shall have executed and delivered definitive documentation with respect to the Joint Venture and (ii) pursuant to Section 2(a)
     of such Certificate of Designations following the termination of the Make-Whole Agreement.

     ARTICLE 4.

     Miscellaneous

     Section 4.1. Breed Holders' Stock Ownership. The Breed Holders represent and warrant that as of the execution and delivery of this Agreement, each of them is the record and beneficial owner, free and clear of all liens, security interests and similar encumbrances, except in favor of Nationsbank on the terms summarized on Schedule 4.1 hereto of the number of shares of Common Stock set forth opposite such Person's name on Schedule A hereto.

     Section 4.2. Amendment and Modification.

     (a) This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in writing executed by (i) the Company, (ii) the Siemens Holders, (iii) Breed Holders holding a majority of the outstanding shares of Common Stock then held by all Breed Holders, and (iv) in the case of any amendment which materially and adversely affects any Breed Holder differently from any other Breed Holder, such Breed Holder. No course of dealing or course of conduct between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 4.3. Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the closing and the consummation of the transactions contemplated hereby.

     Section 4.4. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and, except as provided herein, their respective successors and assigns. This Agreement, the Stock Purchase Agreement and the other agreements referred to herein and therein together set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     Section 4.5. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected.

     Section 4.6. Notices.

     (a) All notices provided for or permitted hereunder shall be made in writing by hand-delivery, telecopier or air courier overnight delivery service to the other at the following addresses (or at such other address as shall be specified in a notice given by any party to the others in accordance with this Section):

         If to the Company to:

         Breed Technologies, Inc.
         5300 Old Tampa Highway

         Lakeland, Florida  33811
         Attention:  Charles J. Speranzella, Jr.
         and
         General Counsel
         Telecopier:  (941) 668-6016

         If to Siemens or any Siemens Holder:

         Siemens Aktiengesellschaft
         Legal Department ZFR3
         Werner-von-Siemens Strasse 50
         D-91052 Erlangen
         Germany
         Attention:  Counsel for Automotive Systems Group
         Telecopier:  011-49-9131-729001

         with a copy to:

         Siemens Corporation
         1301 Avenue of the Americas
         New York, New York  10019
         Attention:        General Counsel
         Telecopier:  (212) 258-4945

     If to the Breed Holders, to their addresses as listed from time to time in the books of the Company.

     (b) All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; upon receipt, if received prior to 5:00 p.m. local time on a Business Day (and otherwise on the next succeeding Business Day), if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Section 4.7. Governing Law. The validity, performance, construction and effect of this Agreement is governed by and shall be construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

     Section 4.8. Headings and Counterparts. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

     Section 4.9. Further Assurances; Assignment. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, this Agreement is not assignable by a Siemens Holder without the prior written consent of each other party to this Agreement and any attempted assignment in violation of this provision shall be null and void. Notwithstanding the foregoing, any Siemens Holder may assign this Agreement to any of its Corporate Affiliates.

     Section 4.10. Termination. Unless sooner terminated in accordance with its terms, this Agreement shall terminate upon the earlier to occur of (i) the date on which the Siemens Holders first collectively Beneficially Own less than the number of shares of Common Stock issued or issuable pursuant to the conversion of the shares of Series A Preference

     Shares acquired by Siemens pursuant to the Stock Purchase Agreement (such number to be ratably adjusted to reflect the impact of recapitalizations, reverse stock splits and similar transactions) or (ii) the delivery of a First Make-Whole Notice (as such term is defined in the Make-Whole Agreement). If a party hereto ceases to own any shares of Common Stock, such party will no longer be deemed to be a Stockholder for purposes of this Agreement and there shall be no liability on the part of any such party, except for liabilities arising from a breach of this Agreement prior to such termination. Following termination of this Agreement, the parties shall have no further obligations or liabilities hereunder except for obligations or liabilities accrued prior to such termination.

     Section 4.11. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. In the event of any breach of this Agreement by any party hereto, each such breaching party agrees to indemnify the persons to whom a representation and warranty is given or an obligation is owed under this Agreement for all damages, costs and expenses (including reasonable attorneys' fees) actually incurred as a result of any such breach.

     Section 4.12. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

     Section 4.13. Release of Siemens. If Siemens assigns its rights and obligations under this Agreement pursuant to Section 4.9, the Company for itself and its Affiliates, and the Breed Holders so long as Siemens Corporation is subject to the jurisdiction of the Federal, state or local courts of the United States with respect to claims or disputes relating to this Agreement or the transactions contemplated hereby, hereby irrevocably and unconditionally waive and release all rights and claims that any of them may have following the time that Siemens no longer owns of record any capital stock of the Company to the effect that Siemens is or has been at any time subject to the jurisdiction of the Federal, state or local courts of the United States with respect to claims or disputes relating to this Agreement.

     Section 4.14. Consent to Jurisdiction. Subject to the provisions of Section 4.13, the Company, each Breed Holder and each Siemens Holder hereby agrees to submit to the exclusive jurisdiction of the U.S. Federal courts in the Southern District of the State of New York, and consents that service of process with respect to all such courts may be made by registered mail to such person at the address of such person set forth in Section 4.6 with respect to any disputes arising out of this Agreement.

     Section 4.15. Waiver of Jury Trial; Trial Costs. The Company, for itself and its Corporate Affiliates, each Breed Holder and each Siemens Holder hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the Company, any Breed Holder or any Siemens Holder pursuant to this Agreement in the negotiation, administration, performance or enforcement thereof. The party in whose favor a final judgment is rendered shall be entitled to reasonable costs and reasonable attorneys' fees.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written. BREED TECHNOLOGIES, INC.

                                By:
                                Name:
                                Title:

                                BREED HOLDERS:

                                Allen K. Breed

                                Johnnie Cordell Breed

                                A. BREED, L.P.
                                By:
                                General Partner

                                J. BREED, L.P.
                                By:
                                General Partner

                                SIEMENS AKTIENGESELLSCHAFT
                                By:
                                Name:
                                Title:
                                By:
                                Name:
                                Title:

Schedule A to
Stockholders Agreement

     STOCK OWNERSHIP OF BREED FAMILY AND AFFILIATES


     Number of Shares of Record Holder Common Stock Owned

                  J. Breed, L.P.                                       8,477,750

                  A. Breed, L.P.                                       8,477,750

                  Allen K. Breed and
                  Johnnie C. Breed, jointly                                  100


                                                                      16,955,600